Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Lorna E. Nagler, Andrew K. Moller and Luke R. Komarek, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of Christopher & Banks Corporation pursuant to the Amended and Restated Christopher & Banks Corporation 2005 Stock Incentive Plan and the Amended and Restated Christopher & Banks Corporation 2006 Equity Incentive Plan for Non-Employee Directors, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 29th day of July, 2008, by the following persons:

Signature	Title

/s/ Lorna E. Nagler	President, Chief Executive Officer and Director
Lorna E. Nagler	(principal executive officer)

/s/ Andrew K. Moller	Executive Vice President and Chief Financial
Andrew K. Moller	Officer (principal financial and accounting officer)

/s/ Larry C. Barenbaum	Non-Executive Chairman and Director
Larry C. Barenbaum

/s/ Martin L. Bassett	Director
Martin L. Bassett

/s/ Mark A. Cohn	Director
Mark A. Cohn

/s/ Robert Ezrilov	Director
Robert Ezrilov

/s/ James J. Fuld, Jr.	Director
James J. Fuld, Jr.

/s/ Anne L. Jones	Director
Anne L. Jones